As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-257104

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIACELL THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	2834	47-1099599
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 300 – 235 15th Street

West Vancouver, BC V7T 2X1

Telephone: (604) 921-1810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated

2804 Gateway Oaks Drive #100

Sacramento, CA 95833

Telephone: (888) 280-6563

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of Americas 31st Floor New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Aaron Sonshine Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130, Toronto, ON M5X 1A4 Telephone: (416) 777-6448 Facsimile: (416) 863-1716

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

BriaCell Therapeutics Corp. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration No. 333-257104) on June 15, 2021, which was declared effective by the SEC on June 24, 2021 (the “Registration Statement”). The Registration Statement originally covered the registration of 10,340,686 common shares, including 5,170,343 common shares issuable upon the exercise of warrants (the “Warrants”) and 800,000 common shares issuable upon the exercise of pre-funded common stock warrants issued by the Company in a private placement in June 2021.

This Post-Effective Amendment to Form F-1 (“Post-Effective Amendment No. 1”) is being filed by the Company to update and supplement information contained in the Registration Statement to incorporate by reference the Company’s Annual Report on Form 40-F and 40-F/A filed with the SEC on October 29, 2021 and November 16, 2021, respectively.

This Post-Effective Amendment No. 1 is also being filed by the Company to convert the Registration Statement into a registration statement on Form F-3.

No additional securities are being registered under this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 concerns only the offer and sale of common shares issuable from time to time upon exercise of the Warrants that remain unexercised.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2022

PROSPECTUS

BriaCell Therapeutics Corp.

4,370,343 Common Shares

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 4,370,343 common shares that are issuable upon the exercise of certain outstanding warrants, or the warrants, to purchase common shares, or the warrant shares.

We are not selling any common shares and will not receive any proceeds from the sale of the warrant shares by the selling shareholders under this prospectus. Upon the exercise of the warrants for all 4,370,343 of our common shares by payment of cash, however, we will receive aggregate gross proceeds of approximately $27,052,423.

We have agreed to bear all of the expenses incurred in connection with the registration of these warrant shares. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the warrant shares.

The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling shareholders may sell their common shares in the section titled “Plan of Distribution” beginning on page  12 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of warrant shares under this prospectus.

Our common shares and listed warrants to purchase common shares trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively, and the common shares trade on the TSX Exchange under the symbol “BCT”. On March 9, 2022, the closing prices per common share on the Nasdaq Capital Market and TSX Exchange were $7.60 and C$9.67, respectively. On March 9, 2022, the closing price per listed warrant on the Nasdaq Capital Market was $3.5999. The common shares underlying the listed warrants are not being registered for resale in the registration statement of which this prospectus forms a part.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

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This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or the SEC. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless the context otherwise requires, the term(s) “we,” “us,” “our,” “Company,” “our company,” “BriaCell,” and “our business” in this prospectus refer to BriaCell Therapeutics Corp. and our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and development plans, strategic plans and objectives, capital needs and financing plans, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus and in our Annual Report filed on Form 40-F and 40-F/A with the SEC on October 29, 2021 and November 16, 2021, as well as those described in the other documents we file with the SEC. You should read this prospectus, and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Capital Market or TSX Exchange, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Incorporation of Certain Information by Reference.”

We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the risks of investing in our securities discuss under the heading “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the documents incorporated by reference herein.

Overview

BriaCell is an immuno-oncology biotechnology company with a strong focus on cancer immunotherapy. Immunotherapies have come to the forefront in the fight against cancer. They harness the body’s own immune system to recognize and destroy cancer cells. BriaCell owns the US patent to SV-BR-1-GM (“Bria-IMT™”), a whole-cell targeted immunotherapy for cancer (U.S. Patent No. 7,674,456), as well as patents related to PKCδ inhibitors (U.S. Patent Nos. 9,364,460 and 9,572,793). The Company is currently advancing its targeted immunotherapy program by prioritizing a Phase I/IIa clinical trial with Bria-IMT™ in combination with an immune checkpoint inhibitor and a companion diagnostic test, BriaDx™, to identify patients most likely to benefit from Bria-IMT™. The Bria-IMT™ regimen was evaluated in four patients in a prior study in 2004-2006 by Dr. Charles Wiseman, the scientific founder, and principal scientific advisor. Encouraging results were obtained, especially in a patient who matched Bria-IMT™ at HLA-DR alleles and had a grade II tumor. In 2017-2018 BriaCell evaluated 23 patients with advanced breast cancer with the Bria-IMT™ regimen and obtained confirmation of the ability of the Bria-IMT™ regimen to induce regression of metastatic breast cancer in patients who match Bria-IMT™ at least at one HLA allele especially if they had grade I or grade II tumors. A combination study with the immune checkpoint inhibitor KEYTRUDA® was initiated and the first patient dosing in the “combination therapy” clinical trial occurred in September 2018. BriaCell purchased the KEYTRUDA® for this study as BriaCell does not have an agreement with Merck & Co., Inc. for the supply of KEYTRUDA®. Eleven patients were dosed in the combination therapy trial with Bria-IMT™ and the immune checkpoint inhibitor KEYTRUDA® and patients with either had grade I or grade II tumors or who match Bria-IMT™ at least at one HLA allele were most likely to derive clinical benefit. Subsequently dosing with this combination was discontinued. The study was modified under an amended protocol which evaluates the combination of the Bria-IMT™ regimen with Incyte Corporation experimental drugs retifanlimab (INCMGA00012), an anti-PD-1 antibody similar to pembrolizumab, and epacadostat (an inhibitor of the immune checkpoint enzyme indoleamine dioxygenase (“IDO”)). The study is ongoing.

The Impact of COVID-19 on Business Operations and Clinical Trials

For the year ended July 31, 2021, research costs amounted to $1,315,496 as compared to $2,425,838 for the year ended July 31, 2020. The significantly reduced research investment is as a result of the slow-down in clinical trials due to the impact of COVID-19 on both patient recruitment and ongoing fundraising efforts of the Company, prior to the completion of our Nasdaq public offering in February 2021.

We may face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of visiting or traveling to our clinical trial sites because of the outbreak of COVID-19. In the event that clinical trial sites are slowed down or closed to enrollment in our trials, this could have a material adverse impact on our clinical trial plans and timelines. We are continuing to assess our business plans and the impact COVID-19 is having on our clinical trial timelines and our ability to recruit candidates for clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. The extent to which COVID-19 and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. We currently believe that the execution of our clinical trials and research programs are delayed by at least one quarter due to COVID-19.

Corporate Information

We were incorporated in the province of British Columbia on July 26, 2006. Our common shares and listed warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively, and our common shares trade on the TSX Exchange under the symbol “BCT”.

Our principal executive office is located at Suite 300 - 235 15th Street, West Vancouver, British Columbia, V7T 2X1 and our telephone number in Canada is (604) 921-1810. Our web address is https://briacell.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Any website references (URL’s) in this prospectus are inactive textual references only and are not active hyperlinks. The contents of our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common shares. Paracorp Incorporated is our agent in the United States, and its address is 2804 Gateway Oaks Drive #100, Sacramento, CA 95833, Tel: (888) 280-6563, Fax: (800) 603-5868; Attn: Katelyn Bean (kbean@myparacorp.com).

The Company’s corporate offices in the United States are located at 180 Varick Street, 6th Floor, New York, NY 10014. The Company’s two wholly owned subsidiaries BriaCell Therapeutics Corp., a Delaware corporation, and Sapientia Pharmaceuticals Inc., a Delaware corporation, were formed on April 3, 2014 and September 20, 2012 respectively.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 as filed with the SEC on October 29, 2021 and November 16, 2021, respectively, and our other Reports on Form 6-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Common shares Offered	Up to an aggregate of up to 4,370,343 common shares, no par value, issuable upon the exercise of warrants issued in a private placement offering on June 7, 2021. The selling shareholders are identified in the section entitled “Selling Shareholders” on the table commencing on page 8.

Common shares Outstanding as of October 31, 2021	15,370,412 common shares.

Use of Proceeds	We will not receive any proceeds from the sale of the common shares by the selling shareholders. All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholders. However, we may receive the proceeds from any exercise of warrants. See the section of this prospectus titled “Use of Proceeds.”

Market and trading symbol for our common shares and listed warrants	Our common shares and the listed warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and our common shares trade on the TSX Exchange under the symbol “BCT”. The common shares underlying the listed warrants are not being registered for resale in the registration statement of which this prospectus forms a part.

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 7 of this prospectus.

The number of our common shares outstanding is based on an aggregate of our 15,370,412 common shares outstanding as of October 31, 2021, and excludes:

●	9,459,381 common shares issuable upon the exercise of outstanding warrants and listed warrants, at a weighted average exercise price of $5.83;

●	355,231 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.94; and

●	774,666 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.56.

Except as otherwise indicated, the information in this prospectus is as of October 31, 2021 assumes no exercise of options or warrants described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common shares, including resale of the common shares issuable upon the exercise of the warrants held by the selling shareholders in the public market could adversely affect the prevailing market price of our common shares.

We are registering for resale 4,370,343 common shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of shares of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Recent trading in our common shares has been volatile and may continue to be volatile in the future.

Our common shares recently experienced extreme volatility. In November 2021, our common shares closed as high as $10.61 per share and in February 2022 as low as $5.41 per share. Our common shares may continue to be volatile and could materially fall for a number of reasons including:

●	The results of our pre-clinical and clinical trials and those of our competitors;
●	Our ability to obtain U.S., Canadian and/or foreign regulatory approval for our product candidates;
● ● ●

The continued large declines in major stock market indexes which causes investors to sell our common shares;

Geopolitical instability due to the ongoing military conflict between Russia and Ukraine which has materially adversely affected and is likely to continue to materially adversely affect the global economy and capital markets;

Termination of or changes to our normal course issuer bid securities buyback program;

●	The termination of any other factors which may have created volatility and spike in volume; or
●	Other possible reasons for volatility which we have disclosed in our reports filed with the SEC and incorporated by reference into registration statement.

We cannot assure you that our share price and volume will remain at current levels in which case investors may sustain large losses.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of certain outstanding warrants to purchase our common shares described in the section titled “Selling Shareholders” to resell such common shares issuable upon exercise of such warrants, or the warrant shares. The selling shareholders will receive all of the net proceeds from sales of the warrant shares sold pursuant to this prospectus and we will not receive any proceeds from the resale of any warrant shares offered by this prospectus by the selling shareholders.

We may receive proceeds from the exercise of the warrants to the extent that these warrants are exercised for cash. Warrants, however, are exercisable on a cashless basis under certain circumstances. Upon the exercise of all of the warrants for 4,370,343 common shares by payment of cash, we will receive aggregate gross proceeds of approximately $27,052,423.

Any proceeds from the exercise of the warrants will be used for working capital, and general corporate purposes. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

Selling Shareholders

We are registering the resale of the warrant shares to permit each of the selling shareholders identified below to resell or otherwise dispose of the warrant shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the common shares being registered on behalf of the selling shareholders, we are referring to the warrant shares, and when we refer to the selling shareholders in this prospectus, we are referring to the purchasers of the warrants.

The selling shareholders may sell some, all or none of their warrant shares. We do not know how long the selling shareholders will hold the warrant shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the warrant shares. The warrant shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each selling shareholders, the number and percentage of our outstanding common shares beneficially owned by the selling shareholders as of March 9, 2022, the number of warrant shares that may be offered under this prospectus, and the number and percentage of our outstanding common shares beneficially owned by the selling shareholders assuming all of the warrant shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common shares. Generally, a person “beneficially owns” ordinary if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Common Shares being Offered” represents all of the warrant shares that a selling shareholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), some or all of their warrant shares or other securities since the date on which the information in the table below if presented. Information about the selling shareholders may change over time. The percentage of shares owned after the offering is based on 15,279,276 common shares outstanding as of March 9, 2022.

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Name of Selling Stockholder	Number of Common Shares Owned Prior to Offering(1)		Maximum Number of Common Shares Underlying Warrants to be Sold Pursuant to this Prospectus		Number of Common Shares Owned After Offering(2)	Percentage of Common Shares Owned After the Offering
Armistice Capital Master Fund Ltd.(3)	945,343		570,343	(4)	375,000	1.87%
Empery Asset Master, LTD(5)	257,060	(6)	257,060	(6)	-	-
Empery Tax Efficient, LP(7)	77,387	(8)	77,387	(8)	-	-
Empery Tax Efficient III, LP(9)	165,553	(10)	165,553	(10)	-	-
Altium Growth Fund LP(11)	900,000		900,000	(12)	-	-
CVI Investments, Inc.(13)	600,000		600,000	(14)	-	-
Hudson Bay Master Fund Ltd.(15)	400,000		400,000	(16)	-	-
Sabby Volatility Warrant Master Fund, Ltd.(17)	800,000		800,000	(18)	-	-
District 2 Capital Fund LP(19)	150,000		150,000	(20)	-	-
The Hewlett Fund LP(21)	200,000		200,000	(22)	-	-
Kepos Alpha Master Fund L.P.(23)	150,000		150,000	(24)	-	-
Iroquois Capital Investment Group LLC(25)	65,000		65,000	(26)	-	-
Iroquois Master Fund Ltd.(27)	35,000		35,000	(28)	-	-

*	Denotes less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the common shares shown as beneficially owned by such selling shareholder, except as otherwise indicated in the footnotes to the table.

(2)	Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all common shares underlying warrants registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other common shares are acquired or sold by the selling shareholder prior to completion of this offering. However, each selling shareholder may sell all, some or none of the such shares offered pursuant to this prospectus and may sell other common shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

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(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Ownership prior to the offering represents (i) 375,000 common shares issuable upon exercise of listed warrants and (ii) 570,343 common shares issuable upon exercise of Warrants, both of which are subject to a beneficial ownership limitation. The address of the Master Fund and Armistice Capital is 510 Madison Ave, 7th Floor, New York, NY 10022.

(4)	Represents 570,343 common shares issuable upon exercise of Warrants.

(5)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(6)	Represents 257,060 common shares issuable upon exercise of Warrants.

(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(8)	Represents 77,387 common shares issuable upon exercise of Warrants.

(9)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Company’s principal executive offices are located at 3rd Floor, Bellevue Centre, 235-15th Street, West Vancouver A1 V7T 2X1, Canada.

(10)	Represents 165,553 common shares issuable upon exercise of Warrants.

(11)	Altium Capital Management, LP, the authorized agent of Altium Growth Fund LP (“AGF”), has discretionary authority to vote and dispose of the securities held by AGF and may be deemed to be the beneficial owner of these securities. The business address for each of AGF and Altium Capital Management, LP is c/o Altium Capital Management, LP, 152 West 57th Street, 20th Floor, New York, NY 10019.

(12)	Represents 900,000 common shares issuable upon exercise of Warrants.

(13)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

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(14)	Represents 600,000 common shares issuable upon exercise of Warrants.

(15)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(16)	Represents 400,000 common shares issuable upon exercise of Warrants.

(17)	Sabby Volatility Warrant Master Fund, Ltd. is managed by Sabby Management, LLC. Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(18)	Represents 800,000 common shares issuable upon exercise of Warrants.

(19)	Michael Bigger, the authorized agent of District 2 Capital Fund (“District”), has discretionary authority to vote and dispose of the securities held by District. Michael Bigger may be deemed to be the beneficial owner of these securities. The business address of District 2 Capital Fund LP is 175 West Carver Street, Huntington, NY 11743.

(20)	Represents 150,000 common shares issuable upon exercise of Warrants.

(21)	Martin Chopp is the General Partner of The Hewlett Fund LP (“Hewlett”) and may be deemed to have voting and dispositive power with respect to the shares. The business address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, New York 11570.

(22)	Represents 200,000 common shares issuable upon exercise of Warrants.

(23)	Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, NY 10036.

(24)	Represents 150,000 common shares issuable upon exercise of Warrants.

(25)	Richard Abbe is the Managing Member of Iroquois Capital Investment Group, LLC and may be deemed to have voting and dispositive power with respect to the shares. The business address of Iroquois Capital Investment Group, LLC is 125 Park Avenue, 25th Floor, New York, NY 10017.

(26)	Represents 65,000 common shares issuable upon exercise of Warrants.

(27)	Richard Abbe and Kim Page are Managing Members of Iroquois Capital Management LLC, investment advisor to Iroquois Master Fund, Ltd and may be deemed to have voting and dispositive power with respect to the shares. The business address of Iroquois Master Fund Ltd is 125 Park Avenue, 25th Floor, New York, NY 10017.

(28)	Represents 35,000 common shares issuable upon exercise of Warrants.

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Plan of Distribution

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the selling shareholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act of 1934, as amended (“Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of our common shares offered in this prospectus and certain other legal matters as to Canadian law have been passed upon for us by Bennett Jones LLP, Toronto, Canada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F and 40-F/A for the year ended July 31, 2021 have been so incorporated in reliance on the report of MNP LLP, independent registered public accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common shares offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 40-F, reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	our Annual Report on Form 40-F for the fiscal year ended on July 31, 2021 filed with the SEC on October 29, 2021, and Amendment No. 1 thereto filed with the SEC on November 16, 2021;

●	our Reports on Form 6-K filed with the SEC on February 28, 2022, February 23, 2022, February 16, 2022, February 10, 2022, January 20, 2022, January 5, 2022, December 30, 2021, December 17, 2021, December 15, 2021, December 9, 2021, November 19, 2021, November 12, 2021, November 5, 2021, November 2, 2021 and October 29, 2021;

●	the description of our common shares contained in Item 1 of our registration statement on Form 8-A, filed with the SEC on February 23, 2021 under the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 6-K, 10-Q and 8-K filed by the registrant pursuant to the Exchange Act, prior to the termination of the offering made by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: Suite 300 – 235 15th Street, West Vancouver, British Columbia, V7T 2X1, Attn: Corporate Secretary, and our telephone number in the United States is (647) 558-5564. Copies of these filings may also be accessed at our website, www.vblrx.com. Click on “Investor Relations” and then “SEC Filings.”

A copy of this prospectus is available for inspection at our corporate offices in Canada at Suite 300, Bellevue Centre, 235-15th Street, West Vancouver, BC V7T 2XI or in the United States at 2929 Arch Street, 4th Floor, Philadelphia, PA 19104.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

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DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

BriaCell Therapeutics Corp.

4,370,343 Common Shares

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Item 9.	Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement

3.1*	Articles of BriaCell Therapeutics Corp, dated July 26, 2006

3.2*	Articles of BriaCell Therapeutics Corp, dated October 22, 2019

3.3*	Notice of Articles, dated November 25, 2014

3.4*	Notice of Articles, dated August 22, 2019

4.1*	Warrant Agent Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and Form of Warrant for Registered Offering

4.2*	Form of Pre-Funded Warrant

4.3*	Form of Underwriter’s Warrant

4.4*	Unsecured Convertible Debenture, dated November 16, 2020

4.5*	Form of Warrant, issued November 16, 2020

4.6*	Form of Broker Warrant, issued November 16, 2020

4.7*	Form of Pre-funded Warrant, issued June 7, 2021

4.8*	Form of Warrant, issued June 7, 2021

5.1*	Legal Opinion of Bennett Jones LLP

10.1*	Stock Option Plan, dated November 25, 2014

10.2*	Service Agreement with UC Davis, dated June 11, 2015

10.3*	Employment Agreement with Markus Lacher, dated July 3, 2015

10.4*	Clinical Study Agreement with Cancer Insight, LLC, dated May 2, 2016

10.5*	Amendment #1 to Service Agreement with UC Davis, dated June 12, 2016

10.6*	Employment Agreement with Dr. William V. Williams, dated October 12, 2016

10.7*	Licensing Agreement between Faller & Williams Technology LLC and Sapientia Pharmaceuticals, Inc., dated March 16, 2017

10.8*	Master Services Agreement with KBI Biopharma, Inc., dated March 17, 2017

10.9*	Share Exchange Agreement, dated July 24, 2017

10.10*	Clinical Study Agreement with Cancer Insight, LLC, dated September 29, 2017

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10.11*	Service Agreement with Colorado State University, dated October 16, 2017

10.12*	Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated January 26, 2018

10.13*	Accelerated Clinical Trial Agreement (Cancer Center of Kansas, P.A), dated April 23, 2018

10.14*	Amendment #2 to Service Agreement with UC Davis, dated August 27, 2018

10.15*	Amendment #1 to Accelerated Clinical Trial Agreement by and between Cancer Center of Kansas, P.A. and Cancer Insight, LLC, dated August 28, 2018

10.16*	Accelerated Clinical Trial Agreement (University of Miami), dated September 4, 2018

10.17*	Accelerated Clinical Trial Agreement (Providence Regional Medical Center Everett), dated September 27, 2018

10.18*	First Supplement to Clinical Study Agreement with Cancer Insight, LLC, dated October 18, 2018

10.19*	Amendment #1 to Services Agreement with Colorado State University, dated April 2, 2019

10.20*	Stem Cell Program Services Agreement with UC Davis, May 3, 2019

10.21*	Amendment #1 to Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated May 7, 2019

10.22*	HLA Typing Services Agreement with Histogenetics, dated October 3, 2019

10.23*	Procurement Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.24*	Clinical Supply Services Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.25*	Quality Agreement with Catalent Pharma Solutions, LLC, dated June 25, 2019

10.26*	Consulting Agreement with Gadi Levin, effective as of November 1, 2016

10.27*	Form of Subscription Agreement (Private Placement 2018)

10.28*	Form of Securities Purchase Agreement (February 2018)

10.29*	Form of Canadian Warrant Certificate (March 2018)

10.30*	Form of Common Stock Purchase Warrant (March 2018)

10.31*	Form of Finders Warrant Certificate (March 2018)

10.32*	Form of Note (March 2018)

10.33*	Form of U.S. Warrant Certificate (March 2018)

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10.34*	Form of Subscription Agreement (February - March 2019)

10.35*	Form of Subscription Agreement (September 2019)

10.36*	Form of Subscription Agreement (October 2019)

10.37*	Loan Agreement, dated December 3, 2019

10.38*	Loan Agreement, dated January 27, 2020

10.39*	Extension of Loan Agreements, dated February 18, 2020

10.40*	Loan Agreement, dated February 20, 2020

10.41*	Master Services Agreement, dated February 27, 2020

10.42*	Extension of Loan Agreements, dated March 16, 2020

10.43*	Canada Emergency Business Account (CEBA) Credit Agreement

10.44*	Cooperative Research and Development Agreement, dated October 28, 2020

10.45*	Subscription Agreement, dated October 30, 2020

10.46*	Form of Securities Purchase Agreement (June 2021)

10.47*	Form of Placement Agency Agreement (June 2021)

10.48*	Form of Registration Rights Agreement (June 2021)

21.1*	List of Subsidiaries

23.1	Consent of MNP, LLP

23.2*	Consent of Bennett Jones LLP (included in exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed.

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Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement,

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, British Columbia on March 10, 2022.

BRIACELL THERAPEUTICS CORP. (Registrant)

By:	/s/ William V. Williams
Dr. William V. Williams
Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Dr. William V. Williams	Chief Executive Officer,	March 10, 2022
Dr. William V. Williams	President and Director

/s/ Gadi Levin	Chief Financial Officer (Principal	March 10, 2022
Gadi Levin	Financial and Accounting Officer)

*	Chairman of the Board of Directors	March 10, 2022
Jamieson Bondarenko

*	Director	March 10, 2022
Vaughn C. Embro-Pantalony

*	Director	March 10, 2022
Rebecca Taub

*	Director	March 10, 2022
Martin Schmieg

	Director	March 10, 2022
Marc Lusting

	Director	March 10, 2022
Jane Gross

* By:	/s/ William V. Williams	Attorney in Fact	March 10, 2022
William V. Williams

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BriaCell Therapeutics Corp., has signed this registration statement on March 10, 2022.

Authorized U.S. Representative

/s/ William V. Williams
Name:	Dr. William V. Williams
Title:	Chief Executive Officer

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